Jupiter Wellness Appoints Nancy Torres Kaufman to its Board of Directors

Life sciences investor and founder of Beacon Capital focused on identifying strong management teams with breakthrough technologies.

Jupiter, FL – Accesswire - January 26, 2021 - Jupiter Wellness, Inc. (Nasdaq: JUPW), a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products, today announced that Nancy Torres Kaufman has joined its board of directors.

Ms. Torres Kaufman is Founder, Chairman, and CEO of Beacon Capital, a family office an investment and advisory firm focused in the therapeutic space. She leads the firm in identifying, investing in, and working with strong management teams with excellent track records and the knowledge and drive to develop life science breakthroughs. Since 2010, Ms. Kaufman and her firm have guided 39 early-to-late-stage life sciences companies which received $1.5 billion via the principal and or advisory activities of Beacon Capital and affiliated families. Many of these companies have flourished as private and public companies, while others were acquired by big pharma.

Based in Jupiter, Florida Ms. Kaufman and Beacon Capital are developing the Beacon Pharmaceutical Jupiter venture, a Life Sciences Accelerator LEED super smart facility comprised of state-of-the-art physical space and multimodal biologics manufacturing capabilities to be operated by a world class CDMO. A partnership with the town of Jupiter Florida to cement and expand the life Science ecosystem, which is current home of Scripps, Max Planck Institutes, and Florida Atlantic University (FAU) and many others.

Ms. Torres Kaufman, a Cuban emigrant left to the U.S. in 1994 as an unaccompanied minor. In 1999, she was awarded a full academic scholarship to the College of St. Elizabeth for BS/MD program with University of Medicine and Dentistry of New Jersey. Ms. Torres Kaufman entered the Women’s Leadership Program at Yale School of Management in 2020.

“We are pleased and honored to have Nancy join our board of directors. Her experience identifying and supporting high-potential, high-impact life sciences companies is an asset to Jupiter as we advance our clinical pipeline and grow our OTC product portfolio and distribution platforms. We admire her leadership, both locally in our community in Jupiter, and the impact her life science investments and leadership have on a global scale,” commented Brian John, CEO of Jupiter Wellness.

“Value-driven, sustainable and innovative: these words define our mission to work with like-minded companies to deliver therapeutics to transform patient health. Jupiter Wellness epitomizes these values and stands out for two very compelling reasons: a strong environmentally friendly revenue generating OTC portfolio and, a therapeutic pipeline of cannabidiol (CBD) assets making its way through FDA clinical trials. We look forward to being a catalyst and resource to Jupiter Wellness to drive value and assist management in the expansion of its clinical pipeline as we work to elevate and develop the Jupiter Florida Life Science Cluster.” Stated Nancy Torres Kaufman

About Jupiter Wellness
Jupiter Wellness, Inc. (NASDAQ: JUPW) is a leading developer of cannabidiol (CBD) based medical therapeutics and wellness products. The Company’s clinical pipeline of prescription CBD-enhanced skin care therapeutics address indications including eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including its flagship CaniSun™ sunscreen and other wellness brands sold through its robust distribution platform.

For additional information, please visit www.jupiterwellnessinc.com. The Company’s public filings can be found at www.Sec.gov.

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Investor & Public Relations Contact Info

Phone: 561-244-7100

Email: info@jupiterwellnessinc.com